SUB-ITEM 77C



Results of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of
ClearBridge Energy MLP Total Return Fund Inc.
was held on March 24, 2016, for the purpose of considering and voting upon the election of Directors.

The following table provides information concerning the matter voted upon at the meeting:


Election of directors


N
o
m
i
n
e
e
s

V
o
t
e
s

F
o
r
 V
o
t
e
s

W
i
t
h
h
e
l
d
C
a
r
o
l

L
..

C
o
l
m
a
n
3
4
,
3
9
5
,
4
0
3
7
0
2
,
3
0
7
D
a
n
i
e
l

P
..

C
r
o
n
i
n
3
4
,
4
9
8
,
1
3
9
5
9
9
,
5
7
1
P
a
o
l
o

M
..

C
u
c
c
h
i
3
4
,
4
1
6
,
9
8
0
6
8
0
,
7
3
0
J
a
n
e

E
..

T
r
u
s
t
3
4
,
3
2
7
,
1
2
3
7
7
0
,
5
8
7

At May 31, 2016, in addition to Carol L.
Colman, Daniel P. Cronin, Paolo M. Cucchi and
Jane E. Trust, the other Directors of the Fund were as follows:

Robert D. Agdern
Leslie H. Gelb
William R. Hutchinson
Eileen A. Kamerick
Riordan Roett